SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 5, 2011

HUNT GLOBAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53515	51-0541963
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer incorporation) Identification Number)

24 Waterway Avenue, Suite 200, The Woodlands, TX 77380
(Address of Principal Executive Offices) (Zip Code)

281-825-5000
Registrant's telephone number, including area code
____
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective December 5, 2011, warrants to buy our common stock that were issued on or before November 10, 2010 including those that may have expired had their original expiration dates extended by one year.  This affects 8,686,000 warrants whose exercise price is $1.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

HUNT GLOBAL RESOURCES, INC.

December 5, 2011

By: /s/ George Sharp
/s/George T. Sharp
George T. Sharp
Chief Executive Officer